UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 14, 2011.
CTPARTNERS EXECUTIVE SEARCH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34993	52-2402079

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, 3rd Floor, New York, New York	10036

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-3500
(N/A)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07	Submission of Matters to a Vote of Security Holders
          On June 14, 2011, CTPartners Executive Search Inc. (the “Company”) held its annual meeting of shareholders. The following matters set forth in the Company’s definitive proxy statement on Schedule 14A dated May 3, 2011 and filed with the Securities and Exchange Commission were voted on at the annual meeting of shareholders and the results of such voting are indicated below.
1.	The five (5) nominees listed below were elected as directors of the Company, each to serve on the Board of Directors until the Company’s 2012 annual meeting of the shareholders, with the respective votes set forth opposite their names:

Name of Director	Votes For	Votes Withheld	Non-Voted
Scott M. Birnbaum	5,905,645	27,912	76,683
Michael C. Feiner	5,905,645	27,912	76,683
Betsy L. Morgan	5,892,225	41,332	76,683
Brian M. Sullivan	5,931,645	1,912	76,683
Thomas R. Testwuide, Sr.	5,918,225	15,332	76,683
2.	The appointment of McGladrey & Pullen, LLP as independent registered public accountants for the Company for the fiscal year ending 2011 is ratified. Voting results on this proposal were:

For	6,010,240
Against	0
Abstain	0
          The information contained in this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, unless such subsequent filing specifically references this Current Report on Form 8-K.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTPartners Executive Search Inc.

Date: June 21, 2011	By:	/s/ David C. Nocifora
David C. Nocifora
Chief Operating Officer and Chief Financial Officer